                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


The reverse stock split described in Note Q to the consolidated financial statements has not been consummated as of December 23, 2003. When it has been consummated, we expect to be in a position to furnish the following consent:

   "We consent to the inclusion in this Amendment No. 1 to the registration statement on Form S-2 (File No. 333-110376) of our report dated April 1, 2003, except for Notes B and H which are as of April 15, 2003 and Note Q which is as of December 22, 2003, on our audits of the consolidated financial statements of Milestone Scientific, Inc. and Subsidiaries as of December 31, 2002 and for the years ended December 31, 2002 and 2001. We also consent to the references to our Firm under the captions "Experts" and "Selected Consolidated Financial Data"."




                                                               /s/ J.H. Cohn LLP

Roseland, New Jersey
December 23, 2003